INDEPENDENT AUDITORS' CONSENT



We consent to use in this Registration Statement of Oppenheimer
Multiple Strategies Fund on Form N-14 of our report dated October
21, 1996 appearing in the September 30, 1996 Annual Report of
Oppenheimer Strategic Income & Growth Fund, included and incorporated by reference in such Registration Statement.



/s/ Deloitte & Touche LLP
--------------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
March 21, 1997